Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:		First American Contact:
Renee Svec	Cindy Williams	David Schulz
Director of Communications	Investor Relations Manager	Director of Media Relations
727.214.3411, ext. 212	727.214.3411, ext. 260	714.800.3298
rsvec@fadv.com	clwilliams@fadv.com	dschulz@firstam.com

FIRST ADVANTAGE AND FIRST AMERICAN ACQUIRE

MAJORITY OWNERSHIP OF LEADCLICK MEDIA, INC.

—Combination Enhances Capabilities in Lead Generation To Serve Growing Markets—

ST. PETERSBURG, Fla., Nov. 8, 2005—First Advantage Corporation (NASDAQ: FADV) and The First American Corporation (NYSE: FAF) today jointly announced that they have acquired a 75 percent ownership interest in LeadClick Media, Inc., a leading online lead-generation and marketing company, for $150 million. First American contributed $45 million in cash and First Advantage contributed the balance in a combination of cash, stock and notes.

LeadClick Media, based in San Francisco, provides Web-based lead generation services primarily to the automotive, real estate and financial services markets. LeadClick offers consumers a variety of convenient resources to request business services and complete a brief profile of their needs. Screening more that 20 million online visitors each month, LeadClick collects hundreds of thousands of qualified leads for a variety of services. By augmenting the data collected by LeadClick with the real estate information of First American and the business information of First Advantage, the companies will be able to offer an even stronger picture of prospective business leads that they can offer to mortgage and automotive lenders and other providers of personal financial services.

Parker S. Kennedy, chief executive officer of The First American Corporation and chairman of First Advantage Corporation said: “LeadClick is an excellent company with an innovative business strategy. These lead generation data services will complement both First American and First Advantage by adding a valuable line of high quality business leads that we can sell to our customers. The services will improve the sales efficiency of our customers, helping them to close more transactions and, in turn, consume more of our other products and services.”

First Advantage is expanding its presence in the customer acquisition management industry as a natural extension to the company’s sizeable market share in the financial products origination channels. As one of the industry leaders in lead generation for financial products, LeadClick Media offers a business model expandable to a variety of new industries. LeadClick Media’s resources also enhance First Advantage’s current online lead generation services recently added through its acquisition of BarNone.

“First American and First Advantage’s market penetration offers new avenues for LeadClick to distribute its leads to our established vertical markets,” said John Long, chief executive officer of First Advantage Corporation. “LeadClick also presents both First American and First Advantage with the opportunity to reach prospective customers through effective Web-based channels.

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First Advantage and First American Acquire Majority Ownership of LeadClick Media, Inc.

Clearly, growing First Advantage’s lead generation business line presents numerous opportunities to positively impact both our revenue and First American’s.”

Initial benefits of this relationship are readily apparent as LeadClick Media continues its lead generation service for Bar None, a wholly owned subsidiary of First Advantage. In addition, LeadClick’s lead generation capabilities, in combination with First American’s and Teletrack’s distribution channels, enhance the consumer lifecycle within the mortgage and micro-loan industries.

LeadClick Media enables advertisers to focus on developing their core-business by providing them with a low-risk, high reward advertising distribution system for generating qualified sales leads. In addition to its core lead generation services, LeadClick Media also provides Internet marketing in a wide variety of industry sectors through its leading affiliate network eAdvertising (www.eAdvertising.com).

“Our relationship with First American and First Advantage prior to this acquisition revealed the potential opportunities for LeadClick to pursue new markets and distribution channels,” said Robert Afshar, LeadClick Media’s founder and chief executive officer. “With the backing of these industry leaders, LeadClick not only gains access to thousands of established clients, but also gains the leverage and credibility to pursue Fortune® 500 business. Although our growth has been strong since our inception, we are now better positioned than ever for significant growth.”

Through the formation of a jointly owned holding company, LeadClick Holdings Company LLC, First Advantage and First American acquired 75 percent of the equity of LeadClick Media. First Advantage, as the lead investor, owns 70 percent of the initial equity stake and First American owns the balance. The terms of the agreement have provided for the acquisition of the remaining 25 percent over the next three years from LeadClick Media’s shareholders.

It is expected that the management of LeadClick Media will remain in place as this business is aligned with First Advantage’s Data Services segment.

JMP Securities acted as financial advisor to LeadClick for this transaction.

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of business credit information in the transportation industry; consumer credit information in the mortgage, automotive and subprime markets; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; business tax consulting services; insurance fraud, corporate and litigation investigations; surveillance; computer forensics; electronic discovery; data recovery; due diligence reporting; resident screening; property management software; renters insurance and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 3,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

About The First American Corporation

The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889, is the nation’s largest data provider. First American combines advanced analytics with its

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First Advantage and First American Acquire Majority Ownership of LeadClick Media, Inc.

vast data resources to supply businesses and consumers with valuable information products to support the major economic events of people’s lives, such as getting a job, renting an apartment, buying a car or house, securing a mortgage and opening or buying a business. The First American Family of Companies, many of which command leading market share positions in their respective industries, operate within six primary business segments, including: Title Insurance and Services, Specialty Insurance, Mortgage Information, Property Information, Credit Information and Screening Information. With revenues of $6.72 billion in 2004, First American has approximately 2,000 offices throughout the United States and abroad. More information about the company and an archive of its press releases can be found at www.firstam.com.

Certain statements made in this press release, including those related to potential sales growth, increased revenue and impact of new distribution channels on future sales, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; limitations on access to public records and other data; general volatility in the capital markets; changes in applicable government regulations; consolidation among both companies’ significant customers and competitors; the companies’ continued abilities to identify and complete acquisitions and successfully integrate acquired businesses; the market price of First Advantage’s Class A common stock; First Advantage’s ability to successfully raise capital; increases in First Advantage’s expenses; unanticipated technological changes and requirements; First Advantage’s ability to identify suppliers of quality and cost-effective data, and other factors described in both companies’ Annual Reports on Form 10-K for the year ended Dec. 31, 2004, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. Neither First American nor First Advantage undertakes to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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